Exhibit 99.1

October 6, 2005 William J. Brunner - Shareholders & Analysts (317) 269-1614 Beth Copeland - Media (317) 269-1395 FOR IMMEDIATE RELEASE

First Indiana Corporation to Host Conference Call on October 20

        INDIANAPOLIS - First Indiana Corporation will review third quarter 2005 results in a conference call for investors and analysts on Thursday, October 20, 2005, beginning at 2:00 p.m. Indianapolis time (3:00 p.m. New York time; 2 p.m. Chicago time.)

        To participate, please call (800) 278-9857 and ask for First Indiana third quarter 2005 earnings. A replay of the call will be available from 5:00 p.m. EST on Thursday, October 20, 2005 through midnight, Thursday, October 27, 2005. To hear the replay, call (800) 642-1687 and use conference ID: 1285233.

        A copy of First Indiana’s news release announcing its earnings is scheduled to be available on the company’s website, http://www.firstindiana.com, under the “Investor Relations” section the evening of Wednesday, October 19, 2005.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered

First Indiana Corporation Conference Call

in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 30 offices in Central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.